UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

RSP PERMIAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36264	90-1022997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3141 Hood Street, Suite 500 Dallas, Texas 75219
(Address of Principal Executive Offices) (Zip Code)

(214) 252-2700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 21, 2016, the Board of Directors (the “Board”) of RSP Permian, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”). The amendment establishes a majority voting and resignation process for uncontested director elections. The amendment requires a majority of the votes cast by stockholders at any meeting for the election of uncontested directors at which a quorum is present to elect a nominee to the Board. If a nominee who is an incumbent director is not elected and no successor has been elected at the meeting, then the nominee must promptly tender his or her resignation for consideration by the Board’s Nominating and Governance Committee (the “Committee”). The Committee will recommend to the Board the action to be taken with respect to the resignation. The Board will act on the tendered resignation, taking into account the Committee’s recommendation, and publicly disclose its decision within 90 days from the date of the certification of the election results. If the Board does not accept the incumbent director’s resignation, the director will continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal.

The Amended and Restated Bylaws retains a plurality voting standard in contested elections where the number of nominees exceeds the number of directors to be elected.

A copy of the Amended and Restated Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of RSP Permian, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSP PERMIAN, INC.

By:	/s/ James E. Mutrie
James E. Mutrie
General Counsel and Vice President

Dated: December 21, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of RSP Permian, Inc.